                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):      JUNE 2, 1998
                                                             ------------

                             NATIONAL-OILWELL, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)


       DELAWARE                      1-12317                 76-0475815
   (State or Other              (Commission File          (I.R.S. Employer
    Jurisdiction of                  Number)              Identification No.)
    Incorporation)


   5555 SAN FELIPE
    HOUSTON, TEXAS                                               77056
(Address of Principal                                          (Zip Code)
 Executive Offices)


(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE):       (713) 960-5100





-------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

     This amendment to the Company's Form 8-K dated June 2, 1998 filed with the Securities and Exchange Commission on June 17, 1998 amends and restates Items 2, 7(a) and 7(b) in their entirety.


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     Effective May 29, 1998, National-Oilwell, Inc. (the "Company") acquired all of the outstanding capital stock of Phoenix Energy Products Holdings, Inc. ("Phoenix") for a purchase price of approximately $115 million. In addition, the Company assumed $10 million in subordinated notes and replaced approximately $31 million in Phoenix bank debt. Phoenix manufactures and sells several lines of products that are complementary to those of the Company, including fluid end expendable products, solids control equipment and pipe handling tools. The Company paid for the stock and funded the replacement of the debt by issuing a short-term promissory note to the seller in the amount of approximately $102 million and by borrowing under its existing bank credit facility (the "Senior Credit Facility").

     On June 26, 1998, the Company sold $150 million in 6 7/8% senior unsecured notes (the "Notes") and used the net proceeds of $148.9 million to repay the short-term promissory note, the subordinated notes of Phoenix and a portion of the outstanding indebtedness under the Company's Senior Credit Facility. The Notes were not registered under the Securities Act of 1933, as amended (the "Act"), and were sold in reliance on exemptions under the Act. The Company plans to file a registration statement that will provide for the exchange of the Notes for notes that are registered under the Act.

     The seller of Phoenix and holder of the short-term promissory note, Phoenix Energy Services, L.L.C., is an affiliate of First Reserve Corporation, which is the beneficial owner of approximately 16.2% of the outstanding common stock of the Company. Two of National-Oilwell's directors are affiliated with First Reserve Corporation.

     Financial statements of Phoenix and certain pro forma financial information are filed herewith.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (a)    Financial Statements of Businesses Acquired.

                  Consolidated balance sheet of Phoenix Energy Products Holdings, Inc. as of December 31, 1997 and the related consolidated statements of income, shareholder's equity and cash flows for the year then ended, and related notes to consolidated financial statements.

           (b)    Pro Forma Financial Information (unaudited).

                  Pro forma consolidating statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998.

           (c)    Exhibits.

                  2.1 Stock Purchase Agreement for the Purchase and Sale of Phoenix Energy Products Holdings, Inc. by and between National-Oilwell, Inc. and Phoenix Energy Services, L.L.C., dated May 13, 1998.*

                  2.2 First Amendment to Stock Purchase Agreement effective as of May 29, 1998.*

                 23.1     Consent of Ernst & Young LLP.

                 99.1     Press release of the Company issued June 2, 1998.*

              ---------------

                  * Filed on Form 8-K on June 17, 1998

                                                                       ITEM 7(a)







                       CONSOLIDATED FINANCIAL STATEMENTS

                     PHOENIX ENERGY PRODUCTS HOLDINGS, INC.

                          YEAR ENDED DECEMBER 31, 1997

                        CONSOLIDATED FINANCIAL STATEMENTS

                     PHOENIX ENERGY PRODUCTS HOLDINGS, INC.

                          YEAR ENDED DECEMBER 31, 1997

                     Phoenix Energy Products Holdings, Inc.

                        Consolidated Financial Statements


                          Year ended December 31, 1997




                                    CONTENTS

Report of Independent Auditors...............................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheet...................................................2
Consolidated Statement of Income.............................................4
Consolidated Statement of Shareholders Equity................................5
Consolidated Statement of Cash Flows.........................................6
Notes to Consolidated Financial Statements...................................7

                         Report of Independent Auditors

Board of Directors
Phoenix Energy Products Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Phoenix Energy Products Holdings, Inc. (the "Company"), as of December 31, 1997, and the related consolidated statements of income, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Phoenix Energy Products Holdings, Inc., at December 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                              ERNST AND YOUNG LLP

June 9, 1998

                     Phoenix Energy Products Holdings, Inc.

                           Consolidated Balance Sheet


                                December 31, 1997
                      (In Thousands, Except Share Amounts)

ASSETS
Current assets:
   Cash and cash equivalents                                          $      866
   Restricted cash                                                           419
   Trade receivables, net of allowance of $537                            15,072
   Receivables from affiliate                                             12,668
   Inventories                                                            25,455
   Other current assets                                                      687
   Current deferred income taxes                                           1,019
                                                                      ----------
Total current assets                                                      56,186

Property, plant, and equipment, net                                       13,386

Goodwill, net                                                              8,272
Patents, net                                                               2,466
Other                                                                      1,336
                                                                      ----------
Total assets                                                          $   81,646
                                                                      ==========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Accounts payable                                                  $    3,152
   Accrued liabilities                                                    6,120
   Taxes payable                                                            325
   Current portion of long-term debt                                      1,934
                                                                     ----------
Total current liabilities                                                11,531

Long-term debt                                                           46,365
Deferred income taxes                                                       576

Shareholder's equity:
   Preferred stock, $1 par value:
      500 shares authorized, no shares issued
      and outstanding                                                      --
   Common stock, $.01 par value:
      1,500 shares authorized, 100 shares issued
      and outstanding                                                      --
   Additional paid-in capital                                            17,069
   Cumulative translation adjustment                                        (49)
   Retained earnings                                                      6,154
                                                                     ----------
Total shareholder's equity                                               23,174
                                                                     ----------
Total liabilities and shareholder's equity                           $   81,646
                                                                     ==========



See accompanying notes.

                     Phoenix Energy Products Holdings, Inc.

                        Consolidated Statement of Income


                          Year ended December 31, 1997
                                 (In Thousands)

Net sales                                                            $   82,431
Cost of sales                                                            54,343
                                                                     ----------
Gross profit                                                             28,088

Selling, general, and administrative expense                             18,160
                                                                     ----------
Operating income                                                          9,928

Other (income) expense:
   Interest income from affiliate                                        (2,016)
   Interest expense                                                       5,005
   Other                                                                    125
                                                                     ----------
                                                                          3,114
                                                                     ----------
Income before income taxes                                                6,814

Provision for income taxes                                                2,486
                                                                     ----------
Net income                                                           $    4,328
                                                                     ==========



See accompanying notes.

                     Phoenix Energy Products Holdings, Inc.

                 Consolidated Statement of Shareholder's Equity
                      (In Thousands, Except Share Amounts)


                                             COMMON STOCK             ADDITIONAL      CUMULATIVE
                                        -----------------------        PAID-IN        TRANSLATION      RETAINED
                                          SHARES       AMOUNT          CAPITAL        ADJUSTMENT       EARNINGS          TOTAL
                                        ----------------------------------------------------------------------------------------
Balance at January 1, 1997 ..........        100      $     --        $   16,069      $       27      $    1,826      $   17,922
   Capital contribution .............       --              --             1,000            --              --             1,000
   Translation adjustment ...........       --              --              --               (76)           --               (76)
   Net income .......................       --              --              --              --             4,328           4,328
                                        ----------------------------------------------------------------------------------------
Balance at December 31, 1997.........        100      $     --        $   17,069      $      (49)     $    6,154      $   23,174
                                        ========================================================================================



See accompanying notes.

                     Phoenix Energy Products Holdings, Inc.

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 1997
                                 (In Thousands)

OPERATING ACTIVITIES
Net income                                                                             $    4,328
Adjustments to reconcile net income to net cash used in operating activities:
   Depreciation and amortization                                                            1,990
   Provision for inventory obsolescence                                                       624
   Provision for deferred income taxes                                                        380
   Gain on sale of property, plant, and equipment                                             (89)
   Changes in operating assets and liabilities, net of effects of acquisitions:
      Restricted cash                                                                        (419)
      Trade receivables                                                                    (2,144)
      Receivable from affiliate                                                            (4,335)
      Inventories                                                                          (4,298)
      Other current assets                                                                    (26)
      Accounts payable                                                                     (1,129)
      Accrued liabilities                                                                   1,708
      Taxes payable                                                                            48
      Other assets and liabilities, net                                                      (854)
                                                                                       ----------
Net cash used in operating activities                                                      (4,216)

INVESTING ACTIVITIES
Purchase of property, plant, and equipment                                                 (1,428)
Proceeds from sale of property, plant, and equipment                                          176
                                                                                       ----------
Net cash used in investing activities                                                      (1,252)

FINANCING ACTIVITIES
Proceeds from long-term debt                                                               27,455
Payments on long-term debt                                                                (26,596)
Net borrowings on revolvers                                                                 3,124
Capital contribution                                                                        1,000
                                                                                       ----------
Net cash provided by financing activities                                                   4,983
                                                                                       ----------
Change in cash and cash equivalents                                                          (485)
Cash and cash equivalents at beginning of year                                              1,351
                                                                                       ----------
Cash and cash equivalents at end of year                                               $      866
                                                                                       ==========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
   Income taxes                                                                        $      816
                                                                                       ==========
   Interest                                                                            $    1,711
                                                                                       ==========



See accompanying notes.

                     Phoenix Energy Products Holdings, Inc.

                   Notes to Consolidated Financial Statements


                                December 31, 1997
                      (In Thousands, Except Share Amounts)


1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Phoenix Energy Products Holdings, Inc. (the "Company"), manufactures, distributes, and sells products worldwide which are used primarily in the petroleum industry. The Company is a wholly owned subsidiary of Phoenix Energy Services, LLC ("PESI").

BASIS OF PRESENTATION

In October 1997, the Company was incorporated and in November 1997 issued 100 shares of its common stock to PESI in exchange for all of the common stock of Phoenix Energy Products, Inc. ("PEPI"), which was a wholly owned subsidiary of PESI. This transfer of ownership was accounted for as a reorganization of entities under common control, similar to a pooling of interests. Accordingly, the accompanying consolidated financial statements include the results of PEPI for the entire year of 1997.

In November 1996, Phoenix Drilling Services, Inc. ("PDSI"), which is an indirect wholly owned subsidiary of PESI, purchased Russell Sub-Surface ("Russell"), a company located in the United Kingdom. In October 1997, the ownership of Russell was transferred to PEPI. This transfer of ownership was accounted for as a reorganization of entities under common control, similar to a pooling of interests. Accordingly, the accompanying consolidated financial statements include the results of Russell for the entire year of 1997.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the Company and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost. The Company provides for depreciation principally by the straight-line method over the estimated useful lives of 20 years for buildings, 8 to 12 years for machinery and equipment, and 3 to 8 years for furniture and fixtures. Depreciation expense was approximately $1,416.

                     Phoenix Energy Products Holdings, Inc.

GOODWILL

Goodwill represents the excess of costs over the fair value of net assets acquired and is amortized on a straight-line basis over 40 years. The Company periodically assesses the recoverability of goodwill and takes into account whether the goodwill should be completely or partially written off or the amortization period accelerated. Accumulated amortization at December 31, 1997 was $383.

OTHER ASSETS

Other assets consist primarily of costs related to debt financing and noncompete agreements. The debt financing costs are being amortized over the term of the related debt and the noncompete agreement over the term of the agreement of two years.

PATENTS

Patents are carried at cost less accumulated amortization, which is calculated on a straight-line basis over the estimated life of the patent. Accumulated amortization at December 31, 1997 was $338.

STOCK COMPENSATION ARRANGEMENTS

The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

REVENUE RECOGNITION

Revenues are recognized when products are delivered to customers.

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Deferred income taxes are determined by the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amortization used for income tax purposes and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables from customers engaged in oil and gas exploration and production. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for potential losses, and such losses have been within management's expectations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

2. INVENTORIES

Inventories at December 31, 1997 consisted of the following:

Finished products                                                     $   22,845
Work-in-process                                                            2,386
Materials and supplies                                                     2,468
                                                                      ----------
                                                                          27,699
Less reserve for obsolete inventory                                        2,244
                                                                      ----------
                                                                      $   25,455
                                                                      ==========

                     Phoenix Energy Products Holdings, Inc.

3. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at December 31, 1997 consisted of the following:

Land                                                                  $      638
Buildings                                                                  3,858
Machinery and equipment                                                    8,821
Furniture and fixtures                                                     2,191
Construction-in-progress                                                     451
                                                                      ----------
                                                                          15,959
Less accumulated depreciation                                              2,573
                                                                      ----------
                                                                      $   13,386
                                                                      ==========

4. LONG-TERM DEBT

The components of the Company's debt at December 31, 1997 were as follows:

Credit Agreement:
   Revolving Credit Facilities                                        $   10,811
   Term Loan A                                                            18,300
   Term Loan B                                                             9,150
                                                                      ----------
                                                                          38,261
Subordinated notes                                                        10,000
Other                                                                         38
                                                                      ----------
                                                                          48,299
Less current portion                                                       1,934
                                                                      ----------
                                                                      $   46,365
                                                                      ==========

The Credit Agreement provides for Revolving Credit Facilities for both PEPI and PDSI totaling $20,000 through April 30, 2003. Borrowing availability is determined based on a percentage of eligible accounts receivable and inventory. The interest rate on the Revolving Credit Facilities is prime plus 0.25% or LIBOR plus 1.75% (8.75% and 7.375%, respectively, at December 31, 1997). A commitment fee of 0.375% is charged on the unused portion.

4. LONG-TERM DEBT (CONTINUED)

The Credit Agreement also provides for Term Loan A, payable quarterly beginning June 30, 1998 through April 30, 2003, and Term Loan B, payable quarterly beginning June 30, 1998 through April 30, 2003. Interest rates on Term Loans A and B are at prime plus 0.25% and 0.75% or at LIBOR plus 1.75% and 2.25%, respectively. The term loans require prepayments from certain asset disposal proceeds and from up to 50% of excess cash flow (as defined).

The Credit Agreement is secured by all assets of PEPI and PDSI. In addition, the Company and the parent of PDSI have guaranteed all of the indebtedness and pledged the stock of the Company and PDSI, respectively. In connection with the Credit Agreement, PDSI also borrowed a total of $16,050 on terms and

                     Phoenix Energy Products Holdings, Inc.

conditions essentially the same as those described above. PEPI has guaranteed the indebtedness of PDSI in connection with the Credit Agreement. On March 17, 1998, PDSI sold substantially all of its assets and retired all of its indebtedness owed under the Credit Agreement. At that time, the Credit Agreement was amended to remove the requirement to use up to 50% of excess cash flow to make principal payments on the term loans, modify the related financial covenants, and reduce the Revolving Credit Facility to $18,000.

The amended Credit Agreement contains financial covenants regarding minimum tangible net worth, maximum capital expenditures, minimum fixed charge coverage ratios, and maximum funded debt coverage ratios. The amended Credit Agreement also restricts PEPI's ability to, among other things, pay dividends, make acquisitions and investments, incur debt and liens, and change its capital structure or business.

PEPI borrowed $10,000 under subordinated note agreements with the primary shareholder of the Company. These subordinated notes accrue interest at 10% and mature December 31, 2001. PEPI and PDSI are both jointly and severally liable for the subordinated debt outstanding under these agreements, all of which is reflected on the books of the Company. On March 17, 1998, PDSI sold substantially all of its assets and was released from its obligations under the subordinated notes.

Maturities of long-term debt for the next five years are $1,934 in 1998, $2,989 in 1999, $3,599 in 2000, $4,209 in 2001, and $2,439 in 2002.

See Note 9 for additional long-term debt information.

                     Phoenix Energy Products Holdings, Inc.

5. INCOME TAXES

Significant components of the provision for income taxes were as follows:

             Current:
                Federal                              $    2,517
                State                                       199
                Foreign                                     150
                                                     ----------
                                                          2,866
             Deferred:
                Federal                                    (380)
                State                                      --
                Foreign                                    --
                                                     ----------
                                                           (380)
                                                     ----------
             Total provision                         $    2,486
                                                     ==========

The reconciliation of income taxes computed at the federal statutory rates to income tax expense was:

             Tax at statutory rate                   $    2,317
             State income taxes                             199
             Foreign tax                                    150
             Effect of permanent differences               (180)
                                                     ----------
                                                     $    2,486
                                                     ==========

Significant components of the Company's deferred tax liabilities and assets were as follows:

             Deferred tax liability:
                Property, plant, and equipment       $      576

             Deferred tax assets:
                Accounts receivable                         183
                Inventory                                   836
                                                     ----------
                                                          1,019
                                                     ----------
             Net deferred tax assets                 $      443
                                                     ==========

                     Phoenix Energy Products Holdings, Inc.

5. INCOME TAXES (CONTINUED)

Undistributed earnings of PEPI's foreign subsidiary totaled approximately $1,450 at December 31, 1997, of which $713 relates to earnings during the year ended December 31, 1997. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the foreign country. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credit carryforwards would be available to reduce some portion of the U.S. liability.

6. RELATED PARTY TRANSACTIONS

The Company provides administrative support and other services to PDSI and shares certain manufacturing facilities with PDSI. In 1997, the Company charged PDSI $947 for administrative support services and $240 for usage of manufacturing facilities, based on management's estimate of PDSI's proportionate share of such costs. These charges are reflected in the Company's consolidated statement of income as a reduction in the applicable expense.

As a result of the above charges and shared cash management, the Company's assets include a $12,668 receivable from PDSI (see Note 9). The Company charged PDSI approximately $2,016 related to this receivable during 1997.

7. COMMITMENTS AND CONTINGENCIES

The Company leases office space, transportation equipment, and other property under noncancelable operating leases with third parties. Rental expense under such operating leases totaled $614. Future minimum lease commitments under noncancelable operating leases at December 31, 1997 are as follows:

             1998                                   $      568
             1999                                          416
             2000                                          284
             2001                                            8
             2002                                            2
                                                    ----------
                                                    $    1,278
                                                    ==========

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company is involved in various legal proceedings in the normal course of business. Although a successful claim for which the Company is not fully insured could have a material effect on the Company's financial condition, management is of the opinion that it maintains insurance at levels generally consistent with industry standards to insure itself against the normal risk of operations.

At December 31, 1997, approximately $419 of cash is used to collateralize performance and bid bonds issued in the form of letters of credit.

                     Phoenix Energy Products Holdings, Inc.

8. EMPLOYEE BENEFITS

The Company has a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code (the "Code"), whereby substantially all of its employees may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code. The plan provides, at the Company's option, for a matching contribution of an undefined amount and/or a discretionary contribution by the Company to the plan. To date, the Company has not made any matching or discretionary contributions under this plan.

9. SUBSEQUENT EVENT

On March 17, 1998, substantially all of the assets of PDSI were sold. In connection with this sale, PDSI was released from its obligations relating to the subordinated notes, and all of PDSI's obligations under the Credit Agreement were satisfied. Approximately $9,800 of the receivables from affiliate was collected and the remaining balance will be collected as PDSI collects its outstanding accounts receivable. In connection with the sale of the Company's stock discussed below, all collections of the receivable from PDSI after June 2, 1998 will be remitted to the Company's former parent, PESI.

On June 2, 1998, the stock of the Company was sold to National-Oilwell, Inc., for approximately $102,000 in a short-term note and $14,000 in cash.

                     Phoenix Energy Products Holdings, Inc.

10. YEAR 2000 DISCLOSURE (UNAUDITED)

The Year 2000 issue is the result of certain computer programs being written utilizing two digits rather than four to define the applicable year. Any programs used by the Company that have time-sensitive calculations may recognize the date "00" as the year 1900 instead of the year 2000. This error could lead to a system failure or miscalculations causing disruptions in operations, including potentially an inability to process transactions, send invoices, or engage in normal business activities.

The Company has not conducted an extensive review of the Year 2000 issue. However, the Company utilizes two primary management information systems. Based on a preliminary assessment, one of the systems is already Year 2000-compliant, and the other system can be updated with a newer version offered by the software vendor (subject to modifications by the Company) which is also Year 2000-compliant. During 1998, the Company plans to review its alternatives with respect to its non-Year-2000-compliant management information systems.

The Company has not conducted investigations with its significant suppliers to determine whether their Year 2000 issues will have an impact on the Company's operations. The Company does not currently share electronic information with suppliers. During 1998, management plans to determine the overall impact, both direct and indirect, relating to Year 2000 issues by primary vendors and suppliers.

                                                                       ITEM 7(b)
                                                                     PAGE 1 OF 3



            UNAUDITED PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             NATIONAL-        PHOENIX ENERGY         PRO FORMA              PRO FORMA
                                              OILWELL            SERVICES           ADJUSTMENTS             COMBINED
                                            -----------       --------------        -----------            -----------
 Revenues                                   $ 1,005,572         $    82,431                                $ 1,088,003

 Cost of revenues                               799,367              54,343              (1,000)(4)            852,710

                                            -----------         -----------         -----------            -----------

 Gross profit                                   206,205              28,088               1,000                235,293

 Selling, general and administrative            108,306              18,160              (3,000)(4)            126,154
                                                                                          2,688 (3)

 Special charge                                  10,660                  --                                     10,660
                                            -----------         -----------         -----------            -----------

 Operating income                                87,239               9,928               1,312                 98,479

                                                     --                                                             --
     Interest and financial costs                (6,196)             (5,005)             (8,050)(2)            (19,251)
     Interest income                              1,524               2,016                                      3,540
     Other income (expense), net                    (85)               (125)                                      (210)
                                            -----------         -----------         -----------            -----------

 Income before income taxes
    and extraordinary loss                       82,482               6,814              (6,738)                82,558

 Provision for income taxes                      31,201               2,486              (1,532)(5)             32,155
                                            -----------         -----------         -----------            -----------

 Net income before extraordinary loss            51,281               4,328              (5,206)                50,403

 Extraordinary loss, net of tax benefit             623                  --                                        623

 Net income                                 $    50,658         $     4,328         $    (5,206)           $    49,780
                                            ===========         ===========         ===========            ===========

Net income per share:
 Basic
          Net income before
            extraordinary loss              $      1.00                                                    $      0.98
          Extraordinary loss                      (0.01)                                                         (0.01)
                                            -----------                                                    -----------
          Net income                        $      0.99                                                    $      0.97
                                            ===========                                                    ===========

Net income per share:
 Diluted
          Net income before
            extraordinary loss              $      0.99                                                    $      0.97
          Extraordinary loss                      (0.01)                                                         (0.01)
                                            -----------                                                    -----------
          Net income                        $      0.98                                                    $      0.96
                                            ===========                                                    ===========

Weighted average shares outstanding:

 Basic                                           51,124                                                         51,124
                                            ===========                                                    ===========

 Diluted                                         51,956                                                         51,956
                                            ===========                                                    ===========

                                                                       ITEM 7(b)
                                                                     PAGE 2 OF 3



            UNAUDITED PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             NATIONAL-          PHOENIX ENERGY        PRO FORMA            PRO FORMA
                                              OILWELL            SERVICES(a)         ADJUSTMENTS           COMBINED
                                          ---------------      ---------------     ---------------      ---------------
Revenues                                  $       596,695      $        33,459                          $       630,154

Cost of revenues                                  459,095               21,363                (416)(4)          480,042

                                          ---------------      ---------------     ---------------      ---------------

Gross profit                                      137,600               12,096                 416              150,112

Selling, general and administrative                62,421               10,124              (1,250)(4)           70,622
                                                                                             1,120 (3)
                                                                                            (1,793)(1)
                                          ---------------      ---------------     ---------------      ---------------

Operating income                                   75,179                1,972               2,339               79,490

    Interest and financial costs                   (3,496)              (1,510)             (3,354)(2)           (8,360)
    Interest income                                   499                   --                                      499
    Other income (expense), net                      (539)                  35                                     (504)
                                          ---------------      ---------------     ---------------      ---------------

Income before income taxes                         71,643                  497              (1,015)              71,125

Provision for income taxes                         26,695                  200                  39 (5)           26,934
                                          ---------------      ---------------     ---------------      ---------------

Net income                                $        44,948      $           297     $        (1,054)     $        44,191
                                          ===============      ===============     ===============      ===============


Net income per share:
 Basic                                    $          0.86                                               $          0.85
                                          ===============                                               ===============

 Diluted                                  $          0.86                                               $          0.85
                                          ===============                                               ===============

Weighted average shares outstanding:

 Basic                                             51,973                                                        51,973
                                          ===============                                               ===============

 Diluted                                           52,275                                                        52,275
                                          ===============                                               ===============

(a) Includes operations of Phoenix from January 1 through May 29, 1998

                                                                       ITEM 7(b)
                                                                     PAGE 3 OF 3


       NOTES TO UNAUDITED PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

(1) To record the reversal of non-recurring charges incurred in conjunction with the Phoenix acquisition.

(2) To record the estimated increase in interest expense that would have accompanied the higher level of debt.

(3) To record the additional goodwill amortization expense related to the Phoenix acquisition.

(4) To record the estimated combination benefits of the acquisition, including reduction in redundant manufacturing and administrative costs and closures of certain Phoenix facilities.

(5) To reflect the income tax (benefit) associated with the above adjustments and the operations of Phoenix.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      By: /s/ Steven W. Krablin
                                          -------------------------------
                                          Steven W. Krablin
                                          Vice President and
                                          Chief Financial Officer


Dated:  August 14, 1998

                                  EXHIBIT INDEX

     Exhibits
          2.1     Stock Purchase Agreement for the Purchase and Sale of
                  Phoenix Energy Products Holdings, Inc. by and between
                  National-Oilwell, Inc. and Phoenix Energy Services,
                  L.L.C., dated May 13, 1998.*

          2.2 First Amendment to Stock Purchase Agreement effective as of May 29, 1998.*

         23.1     Consent of Ernst & Young LLP.

         99.1     Press release of the Company issued June 2, 1998.*

          -----------------

          * Filed on Form 8-K on June 17, 1998